UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 7, 2004

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Item 7.	Financial Statements and Exhibits

(c) Exhibits. The following exhibits are furnished as part of this report.

99.1 Slides for the Company’s presentations at investor conferences.

99.2 Arthur J. Gallagher & Co. Investment Profile.

Item 9.	Regulation FD Disclosure

The slides and investment profile containing information to be presented at investor conferences are attached hereto as exhibits to this report and are incorporated herein in their entirety by this reference. These exhibits may also be accessed at the Company’s website (www.ajg.com). This information is being furnished pursuant to Item 9, “Regulation FD Disclosure”. These exhibits include certain non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measures is also available on the Company’s website at www.ajg.com.

Exhibit Index

99.1 Slides for the Company’s presentations at investor conferences.

99.2 Arthur J. Gallagher & Co. Investment Profile.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

By:	/s/ DOUGLAS K. HOWELL

Douglas K. Howell Vice President and Chief Financial Officer

Dated: May 7, 2004